As filed with the Securities and Exchange Commission on January 3, 2017

Registration No. 333-215101

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

METASTAT, INC.
(Exact name of registrant as specified in its charter)

Nevada	3674	20-8753132
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

27 Drydock Ave, 2nd Floor
Boston, MA 02210
(617) 531-6500
(Address and telephone number of principal executive offices)

Douglas A. Hamilton
Chief Executive Officer
27 Drydock Ave, 2nd Floor
Boston, MA 02210
(617) 531-6500
(Name, address and telephone number of agent for service)

Copies to:

David J. Levine, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4923
(212) 898-1184 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

MetaStat, Inc. is filing this pre-effective amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-215101) (the “Registration Statement”) to file Exhibits 5.1 and 23.2 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Part II of the Registration Statement, the signature page to the Registration Statement and Exhibits 5.1 and 23.2. The prospectus is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us relating to the sale of our securities being registered hereby. All amounts are estimates except the SEC registration fee. The expenses of issuance and distribution are set forth below.

SEC filing fee	$1,167
Legal expenses	$10,000*
Accounting expenses	$10,000*
Miscellaneous	$5,000*
Total	$26,167*

* Estimate

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer except (i) for acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) for conduct violating the NRS, or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent and under all circumstances permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director.  Our Articles of Incorporation also provide that we will indemnify our directors and officers to the fullest extent permitted by the NRS and shall advance reasonable costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding without regard to any limitations set forth in the NRS 78.7502. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities issued by us during the past three years, which were not registered under the Securities Act:

1.
Between March 31, 2015 and September 30, 2016, we issued an aggregate of 73.1475 shares of Series B Preferred Stock as paid in kind (PIK) dividends.

2.
Between August 31, 2016 and October 30, 2016, pursuant to a private placement with accredited investors, we issued an aggregate of (i) 2,388,163 shares of Common Stock, (ii) 70,540.8 shares of Series A-2 Preferred Stock, convertible into 705,408 shares of Common Stock, and (iii) five-year warrants to purchase up to 1,546,792 shares of Common Stock with an exercise price of $3.00 per share for aggregate gross proceeds of $2,602,500, plus the exchange of (a) $648,000 of non-convertible promissory notes, (b) $65,000 of accounts payable, (c) $553,000 of non-convertible OID promissory notes, and (d) $2,601,464 stated value of Series B Preferred. Additionally, we issued warrants to purchase an aggregate of 108,958 shares of Common Stock with an exercise price of $3.00 per share to placement agent and/or their designees. Cova Capital and Sutter Securities acted as non-exclusive placement agents in connection the private placement.

3.
In August 2016, we issued five-year warrants to purchase up to 45,459 shares of Common Stock with an exercise price of $2.00 per share in connection with the amendment and extension of the non-convertible OID promissory notes originally issued between February 15, 2016 and March 15, 2016.

4.
On July 7, 2016, we issued (i) stock options to purchase an aggregate of 440,000 shares of common stock to members of our management team; (ii) stock options to purchase an aggregate 240,000 shares of common stock to consultants, and (iii) stock options to purchase an aggregate of 100,000 shares of common stock to a member of our Board. The options were issued outside of the 2012 Incentive Plan. The stock options have an exercise price of $2.00 per share and are subject to certain time-based and performance milestone vesting.

5.
Between May 26, 2016 and June 12, 2016, pursuant to a private placement with accredited investors, we issued an aggregate of (i) 247,500 shares of Common Stock, and (ii) five-year warrants to purchase up to 123,750 shares of Common Stock with an exercise price of $3.00 per share for gross proceeds of $495,000. Additionally, we issued warrants to purchase an aggregate of 24,750 shares of Common Stock with an exercise price of $3.00 per share to placement agents and/or their designees. Wainwright acted as lead placement agent in connection the private placement and Cova Capital acted as a select dealer with Wainwright.

6.
On May 26, 2016, we issued stock options to purchase an aggregate of 100,000 shares of Common Stock to the Vice Chairman of our Board with a strike price of $2.19 per share. The options were issued outside of the 2012 Incentive Plan. 50,000 stock options are subject to annual milestone vesting and 50,000 stock options are subject to performance milestone vesting.

7.
On April 26, 2016, we issued an aggregate of 25,000 shares of Common Stock to a consultant for services and reduction of certain accounts payable.

8.
Between February 12, 2016 and March 16, 2016, pursuant to a private placement with accredited investors, we issued an aggregate of (i) non-convertible OID promissory notes with a principal amount of $750,000, and (ii) five-year warrants to purchase up to 89,095 shares of Common Stock with an initial exercise price of $8.25 per share for gross proceeds of $625,000.

9.
On February 12, 2016, we issued five-year warrants to purchase up to 43,636 shares of Common Stock with an initial exercise price of $8.25 per share in connection with the amendment and extension of the non-convertible promissory note originally issued on July 31, 2015.

10.
On February 3, 2016, we issued stock options to purchase an aggregate of 45,500 shares of Common Stock with a strike price of $3.55 per share to employees and stock options to purchase 10,000 shares of Common Stock with a strike price of $3.55 per share to a consultant. These options were issued pursuant to the 2012 Incentive Plan. An aggregate of 13,875 options vested immediately and 41,625 options are subject to certain milestone vesting.

11.
On August 25, 2015, we issued five-year warrants to purchase up to 9,134 shares of Common Stock with an exercise price of $8.25 per share to a consultant for services.

12.
On August 21, 2015, we issued an aggregate of 6,667 shares of Common Stock to a consultant for services.

13.
On July 31, 2015, pursuant to a private placement with an accredited investor, we issued (i) an aggregate non-convertible promissory notes with a principal amount of $1.2 million, and (ii) five-year warrants to purchase up to 43,636 shares of Common Stock with an initial exercise price of $8.25 per share. Dolphin Mgmt. Services, Inc. acted as placement agent in connection with the private placement. In connection with the private placement we issued five-year warrants to purchase an aggregate of 5,600 shares of Common Stock with an exercise price of $10.50 per share to a placement agent.

14.
On June 30, 2015, we issued stock options to purchase an aggregate of 5,001 shares of Common Stock with a strike price of $8.25 per share to employees vesting over three years. These options were issued pursuant to the 2012 Incentive Plan.

15.
On June 17, 2015, we issued stock options to purchase an aggregate of 60,000 shares of Common Stock with a strike price of $8.25 per shares to Douglas A. Hamilton pursuant to his employment agreement. 10,000 stock options vested immediately and 50,000 stock options are subject to certain milestone vesting. These options were issued pursuant to the 2012 Incentive Plan.

16.
On June 17, 2015, we issued stock options to purchase an aggregate of 26,667 shares of Common Stock with a strike price of $8.25 per share to Dr. Oscar Bronsther in connection with his separation and release agreement that vested immediately and stock options to purchase an aggregate of 10,000 shares of Common Stock with a strike price of $8.25 in connection with his consulting agreement that are subject to certain milestone vesting. These options were issued outside of the 2012 Incentive Plan.

17.
On June 16, 2015, we issued an aggregate of 6,667 shares of Common Stock to a consultant for services.

18.
On May 31, 2015, we issued five-year warrants to purchase an aggregate of 556 shares of Common Stock with an exercise price of $15.00 per share and five-year warrants to purchase an aggregate of 695 shares of Common Stock with an exercise price per share of $18.75 to a consultant for services.

19.
On May 18, 2015, we issued stock options to purchase 20,000 shares of Common Stock strike price of $8.25 per share to each of the four independent members of our Board. The options will vest annually as follows based upon each Board member continued Board service: 6,667 options will vest at the one-year anniversary; 6,667 will vest at the two-year anniversary; and 6,666 will vest at the three-year anniversary of the issuance date. The options were issued outside of the 2012 Incentive Plan.

20.
On April 2, 2015, we issued an aggregate of 6,667 shares of Common Stock to a consultant for investor relations services. On May 1, 2015, we issued an aggregate of 6,667 shares of Common Stock to a consultant for investor relations services.  The consultant has agreed not to sell or dispose the shares before December 31, 2015.

21.
On March 1, 2015, we issued stock options to purchase an aggregate of 6,667 shares of Common Stock to a consultant with a strike price of $11.25 per share. These stock options were issued outside of the 2012 Incentive Plan.

22.
On March 10, 2015, we issued an aggregate of 8,000 shares of Common Stock to a consultant for services.

23.
On January 29, 2015, we issued an aggregate of 3,837 shares of Common Stock to a consultant for services.

24.
On January 29, 2015, we issued stock options to purchase an aggregate of 8,068 shares of Common Stock to members of our scientific and clinical advisory boards with a strike price of $22.50 per share, and stock options to purchase an aggregate of 1,602 shares of Common Stock to members of our scientific and clinical advisory boards with a strike price of $8.10. These stock options were issued pursuant to the 2012 Incentive Plan.

25.
Between December 31, 2014 and March 31, 2015, pursuant to a private placement of Series B Preferred Stock with accredited investors, we issued (i) 616.0451 shares of Series B Preferred Stock, convertible into 410,707 shares of Common stock, (ii) Series B warrants to purchase 30,334 shares of Common Stock with an exercise price of $8.25, (iii) Series A warrants to purchase 308,027 shares of Common Stock with an exercise price of $10.50. Wainwright acted as lead placement agent in connection the Series B Preferred Stock Private Placement. Additionally, in connection with the Series B Preferred Stock Private Placement we issued Series A warrants to purchase an aggregate of 30,378 shares of Common Stock with an exercise price of $10.50 per share to placement agents and/or their designees.

26.
On October 24, 2014, pursuant to the October 2014 Private Placement, we issued 374,257 shares of Series A Preferred Stock, convertible into 24,951 shares of Common Stock.

27.
On October 14, 2014, we issued an aggregate of 34,989 shares of Common Stock to certain members of our board of directors and management. These shares of Common Stock were issued outside of the 2012 Incentive Plan.

28.
On October 14, 2014, we issued stock options to purchase an aggregate of 40,000 shares of Common Stock to certain members of our management team with a strike price of $16.50 per share. These stock options were issued outside of the 2012 Incentive Plan.

29.
On October 10, 2014, we issued 13,334 shares of Common Stock pursuant to entering into a purchase agreement and registration rights agreement with Lincoln Park Capital Fund, LLC.

30.
On July 22, 2014, we issued an aggregate of 10,836 shares of Common Stock to certain members of our board of directors. These shares of Common Stock were issued outside of the 2012 Incentive Plan.

31.
Between June 30, 2014 and July 14, 2014, pursuant to a 2014 Qualified Financing Private Placement, we issued an aggregate of (i) 326,834 shares of Common Stock, (ii) four-year warrants to purchase 204,416 shares of Common Stock with an exercise price of $22.50 and (iii) 500,000 shares of Series A Preferred Stock, convertible into 33,334 shares of Common Stock.

32.
On June 9, 2014, we issued an aggregate of 16,667 shares of Common Stock to a consultant for services to be provided for us. On October 16, 2014, we terminated the agreement with the consultant for non-performance and cancelled the 16,667 shares of Common Stock.

33.
From January 2013 through June 2014, pursuant to Convertible Promissory Note Private Placements, we issued an aggregate of (i) convertible promissory notes with an original principal amount of $3,457,000, (ii) four-year warrants to purchase up to 43,173 shares of Common Stock with exercise prices ranging from $22.50 to $45.00 per shares, and (iii) 6,180 shares of Common Stock. Additionally, in connection with the private placements we issued five-year warrants to purchase an aggregate of 566 shares of Common Stock with an exercise price of $37.50 to placement agents and/or their designees.

34.
In February and March 2014, we issued an aggregate of 4,134 shares of Common Stock to certain consultants for services.

35.
On December 16, 2013, we issued stock options to purchase an aggregate of 49,334 shares of Common Stock to employees and a consultant with a strike price of $22.50 per share. These stock options were issued pursuant to the 2012 Incentive Plan.

The offers, sales and issuances of the securities described in paragraphs 1, 2, 3, 5, 7, 8, 9, 11, 13, 17, 18, 20, 22, 23, 25, 26, 29, 31, 32, 33 and 34 were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the issuance of securities to the accredited investors did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D.

The offers, sales and issuances of the securities described in paragraphs 4, 6, 10, 12, 14, 15, 16, 19, 21, 24, 27, 28, 30 and 35 were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our 2012 Incentive Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Share Exchange Agreement dated February 27, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 25, 2012).

3.1	Articles of Incorporation of MetaStat, Inc., as amended (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on March 21, 2012).

3.2	Certificate of Designation of Rights and Preferences of the Series A Preferred Stock dated June 30, 2014 (Incorporated by reference to our Current Report on Form 8-K filed on July 2, 2014).

3.3
Amended and Restated Certificate of Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock filed on December 31, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on April 2, 2015).

3.4	Certificate of Designation of Rights and Preferences of the Series A-2 Preferred Stock dated October 5, 2016 (Incorporated by reference to our Current Report on Form 8-K filed on October 17, 2016).

3.5	Amended and Restated By-laws (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on November 23, 2015).

4.1	Form of Investor Warrant dated February 27, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on March 21, 2012).

4.2	Form of Warrant issued to certain affiliates dated February 27, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on March 21, 2012).

4.3	Form of Investor Warrant dated May 1, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 7, 2012).

4.4	Form of May 2014 Convertible Promissory Note (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on June 13, 2014).

4.5	Form of Warrant issued to Holders of May 2014 Convertible Promissory Notes (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on June 13, 2014).

4.6	Form of Investor Warrant dated June 30, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on July 2, 2014).

4.7	Form of Series A Warrant dated December 31, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on January 7, 2015).

4.8	Form of Series B Warrant dated December 31, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on January 7, 2015).

4.9	Form of Amended and Restated Series A Warrant dated March 27, 2015 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on April 2, 2015).

4.10	Form of August 2015 Promissory Note (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on August 5, 2015).

4.11	Form of Amendment No. 1 to August 2015 Promissory Note (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on February 19, 2016).

4.12	Form of August 2015 Warrant (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on August 5, 2015).

4.13	Form of OID Promissory Note (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on February 19, 2016).

4.14	Form of OID Warrant (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on February 19, 2016).

4.15	Form of Warrant dated May 26, 2016. (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on May 31, 2016).

4.16	Form of Warrant in connection with the 2016 unit private placement (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 17, 2016).

5.1	Opinion of Sherman & Howard L.L.C.

10.1	Form of Securities Purchase Agreement dated February 27, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 25, 2012).

10.2	Form of Registration Rights Agreement dated February 27, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on March 21, 2012).

10.3 †	License Agreement with AECOM, MIT, Cornell and IFO-Regina dated August 26, 2010 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on August 13, 2012).

10.4	Second Amended and Restated 2012 Omnibus Securities and Incentive Plan (Incorporated by reference to our Definitive Proxy Statement on Schedule 14A filed with the Commission on May 29, 2015).

10.5	Form of Consultant Non-Qualified Stock Option Agreement (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on March 21, 2012).

10.6	Form of Employee Non-Qualified Stock Option Agreement (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on March 21, 2012).

10.7	Form of Securities Purchase Agreement dated May 1, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 7, 2012).

10.8	Form of Registration Rights Agreement dated May 1, 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 7, 2012).

10.9	Sponsored Research Agreement with AECOM and Cornell University, dated April 2011 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 25, 2012).

10.10 †	“Second” License Agreement with AECOM effective March 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on August 13, 2012).

10.11 †	“Third” License Agreement with AECOM effective March 2012 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on August 13, 2012).

10.12	Consulting Agreement of Oscar L. Bronsther dated June 17, 2015 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on June 18, 2015).

10.13	Separation and Release Agreement of Oscar L. Bronsther dated June 17, 2015 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on June 18, 2015).

10.14	Employment Agreement of Daniel Schneiderman dated May 24, 2013 (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on June 13, 2014).

10.15	Form of May 2014 Convertible Note and Warrant Purchase Agreement (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on June 13, 2014).

10.16 †
Diagnostic License Agreement with the Massachusetts Institute of Technology and its David H. Koch Institute for Integrative Cancer Research at MIT and its Department of Biology, AECOM, and Montefiore Medical Center as of December 7, 2013 (Incorporated by reference to our Current Report on Form 8-K, as amended, initially filed with the Commission on December 12, 2013).

10.17 †
Therapeutic License Agreement with the Massachusetts Institute of Technology and its David H. Koch Institute for Integrative Cancer Research at MIT and its Department of Biology, AECOM, and Montefiore Medical Center as of December 7, 2013 (Incorporated by reference to our Current Report on Form 8-K, as amended, initially filed with the Commission on December 12, 2013).

10.18	Form of Securities Purchase Agreement dated June 30, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on July 2, 2014).

10.19	Form of Registration Rights Agreement dated June 30, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on July 2, 2014).

10.20	Antibody License Agreement with MIT dated June 2, 2014 (Incorporated by reference to our Quarterly Report on Form 10-Q filed with the Commission on July 15, 2014).

10.21	Memorandum of Understanding dated July 14, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on July 17, 2014).

10.22	Amendment No. 1 to Memorandum of Understanding dated October 12, 2014 (Incorporated by reference to our Quarterly Report on Form 10-Q filed with the Commission on October 15, 2014).

10.23	Employment Agreement with Douglas Hamilton dated June 17, 2015 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on June 18, 2015).

10.24	Form of Securities Purchase Agreement dated October 10, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 14, 2014).

10.25	Form of Registration Rights Agreement dated October 10, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 14, 2014).

10.26	Form of Securities Purchase Agreement dated October 24, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 30, 2014).

10.27	Form of Registration Rights Agreement dated December 31, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on January 7, 2014).

10.28	Form of Registration Rights Agreement dated December 31, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on January 7, 2014).

10.29	Form of Amended and Restated Securities Purchase Agreement dated March 27, 2015 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on April 2, 2015).

10.30	Form of Amended and Restated Registration Rights Agreement dated March 27, 2015 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on April 2, 2015).

10.31†
License, Development and Commercialization Agreement by and between MetaStat, Inc., MetaStat BioMedical, Inc., and ASET Therapeutics LLC, dated November 25, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on January 13, 2015).

10.32	Form of Note Purchase Agreement dated June 30, 2014 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on August 5, 2015).

10.33	Form of OID Note Purchase Agreement (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on February 19, 2016).

10.34
Form of Subscription Agreement dated May 26, 2016 2016 (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on May 31, 2016) 2016 (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on May 31, 2016).

10.35	Form of Registration Rights Agreement dated May 26, 2016 (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on May 31, 2016).

10.36	Form of Subscription Agreement in connection with the 2016 unit private placement (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 17, 2016).

10.37	Form of Registration Rights Agreement in connection with the 2016 unit private placement (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 17, 2016).

10.38 ††
Pilot Materials Transfer Agreement between MetaStat, Inc. and Celgene Corporation dated August 22, 2016 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 6, 2016).

10.39 ††
First Amendment to Pilot Materials Transfer Agreement between MetaStat, Inc. and Celgene Corporation dated September 29, 2016 (Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 6, 2016).

21.1	Subsidiaries of the Registrant (Incorporated by reference to our Annual Report on Form 10-K filed with the Commission on May 28, 2013).

23.1*	Consent of EisnerAmper LLP.

23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).

101. INS**	XBRL Instance Document.

101. SCH**	XBRL Taxonomy Extension Schema.

101. CAL**	XBRL Taxonomy Extension Calculation Linkbase.

101. DEF**	XBRL Taxonomy Extension Definition Linkbase.

101. LAB**	XBRL Taxonomy Extension Label Linkbase.

101. PRE**	XBRL Taxonomy Extension Presentation Linkbase.

* Previously filed.

† Confidential treatment has been granted with respect to portions of this exhibit.

†† Confidential treatment has been requested with respect to portions of this exhibit.

** Previously filed. Pursuant to Rule 406T of Regulation S-T, the XBRL (Extensible Business Reporting Language) information included in Exhibit 101 hereto is deemed furnished and not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

Item 17. Undertakings.

(a). The undersigned registrant hereby undertakes:

(1). To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i). To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii). To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

 (iii). To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2). That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3). To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4). That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i). Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii). Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii). The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (iv). Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b). The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d). The undersigned registrant hereby undertakes that:

 (1). For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

 (2). For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on January 3, 2017.

METASTAT, INC.

By:	/s/ Douglas A. Hamilton
Name:	Douglas A. Hamilton
Title:	President and Chief Executive Officer (principal executive, accounting and financial officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Douglas A. Hamilton	January 3, 2017
Douglas A. Hamilton
President and Chief Executive Officer (principal executive, accounting and financial officer)

*	January 3, 2017
Richard Berman
Chairman of the Board of Directors

*	January 3, 2017
Jerome B. Zeldis
Vice Chairman of the Board of Directors

*	January 3, 2017
Martin J. Driscoll
Director

*	January 3, 2017
H. Philip Goodeve
Director

*	January 3, 2017
Oscar L. Bronsther
Director

 * /s/ Douglas A. Hamilton, as Attorney-in-fact